UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 13, 2026, SKYX Platforms Corp. (the “Company”) completed its previously announced merger (the “Closing”) with Deako, Inc., a Delaware corporation (“Deako”), which became a wholly-owned subsidiary of the Company (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated September 9, 2026, by and among the Company, Lumineer Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Deako, and WT Representative LLC, a Delaware limited liability company, as the Securityholders’ Representative.

At the Closing, the Company issued 25,000,000 shares of the Company’s common stock, no par value per share (the “Merger Shares”), which are subject to a 12-month lock-up, with 25% of the Merger Shares being released from such transfer restrictions on each of the dates that are 12 months, 15 months, 18 months, and 21 months after the Closing. Post-Merger, current shareholders of the Company will own approximately 84.4% of the Company and Deako’s former shareholders will own approximately 15.6% of the Company. The shares are being held in escrow on behalf of Deako’s shareholders and certain senior lenders of Deako (the “Senior Lenders”). The Senior Lenders have agreed to sell the Merger Shares pursuant to a Rule 10b5-1 trading plan. Following the receipt of sale proceeds by the Senior Lenders and payment of certain expenses, fees, and indemnification claims, any remaining Merger Shares, if any, will be distributed to the pre-Merger securityholders of Deako. In addition, the Company paid to the Senior Lenders, on behalf of Deako, an aggregate of $4,000,000 in cash, of which $2,000,000 was previously paid on September 9, 2026 and another $2,000,000 was paid at the Closing. At the Closing, the Company also delivered to the Senior Lenders a senior secured promissory note in the aggregate principal amount of $8,500,000 (the “Promissory Note”), of which an aggregate of $2,250,000 is due 120 days from the Closing and the remaining amount is due on the 12-month anniversary of the Closing. The Promissory Note is secured by the Company’s personal property and bears interest at a rate of 12.0% per annum.

The above descriptions of the Merger Agreement, the Promissory Note and other Merger-related documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement and the Promissory Note, copies of which are filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2026, and as Exhibit 10.1 to this Current Report, respectively, and are incorporated herein by reference.

The Merger Agreement has been included with this Current Report to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company, Deako, or any of the other parties to the Merger or the consideration to be paid in the Merger or such Merger Agreement. The representations, warranties, covenants and agreements contained in the Merger Agreement, which are made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the applicable agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company investors and security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Deako, or any of the other parties to the Merger. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.02. The issuance of the Merger Shares was deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, including Regulation D and Rule 506 promulgated thereunder, as a transaction by the Company not involving a public offering.

Forward-Looking Statements

Certain statements made in this Current Report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target,” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside of the Company’s control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks arising from the diversion of management’s attention from the Company’s ongoing business operations, an increase in the amount of costs, fees and expenses and other charges related to the Merger, the outcome of any litigation that the Company or Deako may become subject to relating to the Merger, risks of disruption to the Company’s business as a result of the Closing, risks that the Merger disrupts current plans and operations of the Company or Deako and potential difficulties in employee retention as a result of the Merger, the Company’s ability to pay the interest and principal on the Promissory Note issued in connection with the Merger, and the ability to implement business plans, forecasts and other expectations after the completion of the Merger, realize the intended benefits of the Merger, and identify and realize additional opportunities following the Merger, as well as the other risks and uncertainties identified in filings by the Company with the SEC, including its periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement speaks only as of the date of this Current Report, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by any applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report no later than 71 days after the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report no later than 71 days after the date on which this Current Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated September 9, 2026, by and among SKYX Platforms Corp., Lumineer Merger Sub, Inc., Deako, Inc., and WT Representative LLC, as the Securityholders’ Representative (incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2026).
10.1*	Senior Secured Promissory Note, dated October 13, 2026, issued by SKYX Platforms Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: October 14, 2026	By:	/s/ Leonard J. Sokolow
	Name :	Leonard J. Sokolow
	Title:	Chief Executive Officer